EXHIBIT 10.1

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of July 14, 2017, by and between Capstone Therapeutics Corp., a Delaware corporation located at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 122 East 42nd Street, Suite 4305, New York, New York 10168 (the “Buyer”).

WHEREAS:

A.       The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.       The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, an aggregate of 13,500,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.0005 per share (the “Common Stock”).

C.       Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.       The Buyer wishes to make, and the Company wishes to obtain, upon the terms and subject to the conditions stated in this Agreement, a loan (the “Loan”) in the aggregate principal amount of $2,427,500 (the “Loan Amount”).

E.       The Buyer wishes to obtain, and the Company wishes to grant, upon the terms and subject to the conditions stated in this Agreement, a first priority security interest in all of the assets of the Company to secure prompt payment and performance in full of the Company’s obligations under the Loan.

F.       Contemporaneously with the execution and delivery of this Agreement, the Company is executing and delivering to the Buyer a Promissory Note, substantially in the form attached hereto as Exhibit B (the “Note”) evidencing the Loan.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.                  PURCHASE AND SALE OF COMMON SHARES.

(a)                Purchase and Sale of Common Shares.

(i)                 Purchase of Common Shares. Subject to the satisfaction (or waiver, to the extent legally permissible) of the conditions set forth in Sections 7 and 8, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below), the Common Shares (together with the making of the Loan concurrently therewith, the “Closing”).

(ii)               Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Buyer) after the satisfaction (or waiver, to the extent legally permissible) of the conditions to the Closing set forth in Sections 7 and 8, at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019.

(iii)             Purchase Price. The aggregate purchase price for the Common Shares to be purchased by the Buyer at the Closing shall be $1,012,500 (the “Purchase Price”), which equates to $0.075 per Common Share.

(iv)             Form of Payment. On the Closing Date, after all closing conditions set forth in Sections 7 and 8 have been satisfied (or waived, to the extent legally permissible), the Buyer shall pay the Purchase Price to the Company for the Common Shares at the Closing (together with the Loan Amount and less the amounts withheld pursuant to Section 5(h) and Section 5(i)), by wire transfer of immediately available funds pursuant to the Company’s wire instructions as provided to the Buyer in writing prior to the date hereof. On the Closing Date, the Common Shares shall be issued to and received by the Buyer, and registered in the name of the Buyer or its designee.

2.                  LOAN TO COMPANY.

(a)                Loan. Subject to the satisfaction (or waiver, to the extent legally permissible) of the conditions set forth in Sections 7 and 8, the Buyer agrees to make, and the Company agrees to obtain on the Closing Date, the Loan. The Loan shall be evidenced by the Note (together with all provisions of this Agreement pertaining to the Loan, the “Loan Documents”). The outstanding principal balance of the Loan will be due and payable in full on October 15, 2020 (“Maturity Date”). The outstanding principal balance of the Loan may be prepaid, in whole or in part, by the Company upon thirty (30) days prior written notice to the Buyer. On the Closing Date, after all closing conditions set forth in Sections 7 and 8 have been satisfied (or waived, to the extent legally permissible), the Buyer shall remit to the Company the Loan Amount at the Closing (together with the Purchase Price and less the amounts withheld pursuant to Section 5(h) and Section 5(i)), by wire transfer of immediately available funds pursuant to the Company’s wire instructions as provided to the Buyer in writing prior to the date hereof. All capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Delaware (the “UCC”).

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(b)               Interest.

(i)                 The Loan will bear interest at the rate of six percent (6%) per annum payable in cash on the outstanding principal balance of the Loan. Accrued and unpaid interest will be payable quarterly on October 15, January 15, April 15 and July 15 of each year during the term of the Loan, with the first payment due and payable on October 15, 2017. The outstanding principal amount of the Loan will be payable on the Maturity Date. Interest will be computed on the basis of the actual number of days elapsed, over a year of 365/366 days.

(ii)               Notwithstanding the rate of interest specified in Section 2(b)(i), or elsewhere herein, effective immediately upon the occurrence of an Event of Default (as defined in the Note) and for as long thereafter as such Event of Default is continuing, the principal balance of the Loan and the amount of all other Obligations (as defined below) will bear interest at a rate per annum equal to the rate of interest that would otherwise be applicable thereto pursuant to Section 2(b)(i) plus four percent (4%) per annum (the “Default Interest”); provided, however, no interest charged thereon shall exceed the maximum amount allowed by law.

(c)                Security Interest.

(i)                 To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of all of the obligations of the Company under the Loan Documents (the “Obligations”), the Company hereby grants to the Buyer a continuing security interest in, and a right to set off against, any and all right, title and interest of the Company in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(1)               all Accounts;

(2)               all cash and cash equivalents;

(3)               all Chattel Paper (including Electronic Chattel Paper);

(4)               all Contract Rights;

(5)               all Deposit Accounts;

(6)               all Documents;

(7)               all Equipment;

(8)               all Financial Assets;

(9)               all Fixtures;

(10)           all General Intangibles;

(11)           all Goods;

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(12)           all Instruments (including, without limitation, all promissory notes and certificated securities);

(13)           all Inventory;

(14)           all Investment Property;

(15)           all Letter-of-Credit Rights;

(16)           all Payment Intangibles;

(17)           all Software;

(18)           all Supporting Obligations;

(19)           all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Company or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(20)           all other personal property of any kind or type whatsoever owned by the Company;

(21)           all capital stock of LipimetiX (as defined below) owned by the Company; and

(22)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing, the Buyer’s security interest in the capital stock of LipimetiX granted hereunder shall not be effective unless and until the Buyer executes and delivers to the Company a joinder to the Stockholders Agreement dated, as of June 23, 2015, by and among LipimetiX and the stockholders named therein, agreeing to be bound by the terms of such agreement.

Notwithstanding the foregoing, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, any of its rights or interests in any license, contract or agreement to which the Company is a party, but only to the extent that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms thereof or constitute a default thereunder. The parties hereto hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising.

(ii)               The Company covenants that, so long as any of the Obligations remain outstanding, the Company will execute and deliver to the Buyer and/or file such agreements, assignments or instruments and do all such other things as the Buyer may reasonably deem necessary or appropriate (a) to assure to the Buyer its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Buyer may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or jurisdiction(s), and (b) to otherwise protect and assure the Buyer of its rights and interests hereunder. The Company hereby authorizes the Buyer to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Buyer may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

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(iii)             The Company covenants that, so long as any of the Obligations remain outstanding, the Company will defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for the security interests granted hereunder and for Permitted Liens (as defined herein). “Lien” shall mean any mortgage, security interest, lien, claim, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to, any property (real or personal) or asset.

(iv)             The Company hereby authorizes the Buyer, its nominee or any other person whom the Buyer may designate, to file, naming the Company as debtor, any financing statements, amendments and supplements to financing statements, continuation financing statements, notices and any similar documents which in the Buyer’s reasonable discretion would be necessary, appropriate or convenient in order to perfect or maintain perfection of the security interests granted hereunder, such authority being and remaining irrevocable so long as any of the Obligations remain outstanding.

(v)               Upon the occurrence of an Event of Default (as defined in the Note) and during continuation thereof, the Buyer will have, in addition to the rights and remedies provided herein or in the Note or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral). In addition, the Buyer will have the right to exercise any one or more of the following remedies following the occurrence and during the continuance of an Event of Default: (a) to declare all amounts payable under the Loan Documents to be immediately due and payable without notice or demand to the Company; (b) to sue for and recover all such payments; (c) to take possession of the Collateral, without notice or demand (except to the extent otherwise required by law), wherever it may be located (and to enter on any premises of the Company for such purpose), without any court order or other process of law (and the Company hereby waives any and all damages resulting from such taking of possession), and to sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with applicable law; and (d) to pursue any other remedy at law or in equity not inconsistent with the foregoing.

(vi)             Notwithstanding any action which the Buyer may take, the Company will be and remain liable for the payment and performance in full of all Obligations. The rights and remedies of the Buyer under the Loan Documents will be cumulative and not exclusive of any other right or remedy which the Buyer may have.

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(vii)           In addition to all other sums due the Buyer with respect to the Obligations, the Company will pay to the Buyer promptly upon demand all reasonable documented costs and expenses incurred by the Buyer, including, but not limited to, reasonable attorneys’ fees and court costs, in protecting, preserving or obtaining the Collateral, in enforcing payment of the Obligations, in the prosecution or defense of any action or proceeding by or against the Buyer or the Company concerning any matter arising out of or in connection with this Agreement, the Note, any Collateral or any of the Obligations, or otherwise in exercising any of its rights or remedies hereunder or under applicable law, including, without limitation, any of the foregoing arising in, arising under or related to a case under Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

(viii)         In addition to other powers of attorney contained herein, the Company hereby designates and appoints the Buyer, and each of its designees or agents, as attorney-in-fact of the Company, irrevocably and with full power of substitution, with authority to do, take and perform all such acts and things as the Buyer may reasonably deem to be necessary, proper or convenient in connection with the Collateral, or in exercising any of its rights or remedies hereunder or under applicable law, upon the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and will be irrevocable for so long as any of the Obligations remain outstanding. The Buyer will be under no duty to exercise or withhold the exercise of any of the rights, powers and privileges expressly or implicitly granted to it in any of the Loan Documents, and will not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Buyer solely to protect, preserve and realize upon its security interest in the Collateral.

(ix)             The security interest in the Collateral will continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer. In the event that payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable documented costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Buyer in enforcing such reinstatement will be paid promptly upon demand by the Company.

(x)               The Buyer will not be liable under any of the Loan Documents for any acts or omissions other than as a result of its gross negligence, willful misconduct or breach of this Agreement or the Loan Documents. In no event will the Buyer be liable for any special, incidental, indirect, exemplary, consequential or punitive damages or lost profits for any reason whatsoever.

3.                  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants that:

(a)                No Public Sale or Distribution. The Buyer is acquiring the Common Shares and the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and, subject thereto, reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an applicable exemption under the 1933 Act. The Buyer is acquiring the Common Shares hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, written or otherwise, with any Person (as defined below) to act together for the purpose of acquiring, holding, voting or disposing of the Common Shares. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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(b)               Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(c)                Reliance on Exemptions. The Buyer understands and acknowledges that the Common Shares and the Note are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Shares and the Note. The Buyer understands that no federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares or the Note.

(d)               Information; Experience. The Buyer acknowledges that it (including through its advisors, if any) has had access to adequate information, has made its own due diligence investigation, and has been afforded the opportunity to ask questions and receive answers from the Company and obtain additional information from the Company regarding (i) the offer and sale of the Common Shares and the Note, and (ii) the business, operations, prospects and financial condition of the Company. The Company has answered or responded to all such questions and requests for information to the full satisfaction of the Buyer. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Shares and the Note. The Buyer understands that its investment in the Common Shares involves a high degree of risk, including but not limited to those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), as filed with the SEC on March 15, 2017, and the Buyer represents that the Buyer and its Affiliates have the financial net worth and wherewithal to endure a complete loss of their investment. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares and the Note. The Buyer acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by any of the Transaction Documents other than those specifically set forth in this Agreement. The Buyer also acknowledges that it has been represented by counsel different from the Company’s counsel and has not relied on the Company or its counsel in the preparation, negotiation, execution and delivery of this Agreement, the Note, the Registration Rights Agreement and any other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

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(e)                No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the Note or the fairness or suitability of the investment in the Common Shares or the Note nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares or the Note.

(f)                Transfer or Resale. The Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws and are therefore “restricted” securities, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance, including, if requested by the Company, an opinion of counsel in a form reasonably acceptable to the Company, that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”), (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Common Shares and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and to the extent the Buyer effects a pledge of Common Shares, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 3(f).

(g)               Legends. The Buyer understands that, until such time as the resale of the Common Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Common Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE REGISTRATIONS THAT MAY BE REQUIRED BY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act; provided, however, that if an opinion is required by Company counsel in order to effect the issuance of a certificate without such legend, counsel to the Company agrees, in its reasonable discretion, with the conclusion set forth in such opinion of counsel provided to the Company, or (iii) the Common Shares can be sold, assigned or transferred pursuant to Rule 144 (upon receipt of a representation letter from the holder(s) of the Common Shares confirming such holder(s) will sell any Common Shares only in compliance with the requirements of Rule 144, in a form reasonably acceptable to counsel to the Company) or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If a legend is no longer required pursuant to the foregoing, the Company shall, within three (3) Business Days (as defined below) following the delivery by the Buyer to the Company’s transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares and, if deemed necessary in the opinion of the Company’s counsel, a representation letter in form reasonably acceptable to such counsel, issue to the holder of the Common Shares a certificate representing such Common Shares without such legend or issue such Common Shares to such holder by electronic delivery at the applicable balance account at DTC.

(h)               Organization; Authorization; Validity; Enforcement. The Buyer is a limited liability company organized, validly existing and in good standing under the laws of its jurisdiction of formation with full power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon the Buyer’s ability to conduct its business or consummate the transactions contemplated hereby. The Buyer has full power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations thereunder. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution and delivery of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Buyer and no further filing, consent, or authorization is required by the Buyer or its Affiliates.

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(i)                 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby does not and will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder and consummate the transactions contemplated hereby.

(j)                 Limited Public Market. The Buyer understands that there is and may, at a future date, be a limited public market for the Common Shares, and that the Company makes no assurances as to the nature or liquidity of the public market for the Common Shares.

(k)               No Broker. The Buyer represents that neither the Buyer nor any of its Affiliates has engaged any placement agent, broker or other agent in connection with the sale of the Common Shares or the making of the Loan.

(l)                 Acknowledgement Regarding Buyer. The Buyer represents and warrants, as of immediately prior to the Closing, that it is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Buyer, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Buyer represents that it is a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of the United States. The Buyer’s principal place of business is as identified in the preamble of this Agreement.

(m)             Principal Place of Business. The Buyer’s principal place of business is located in the State of New York.

(n)               No General Solicitation. The Buyer acknowledges that the Common Shares were not offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which the Buyer or any Person associated with the Buyer was invited by any of the foregoing means of communications.

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4.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that:

(a)                Organization and Qualification. Each of the Company and its “Subsidiaries” (which defined term, for purposes of this Agreement, means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock, equity or similar interest) are entities duly organized and validly existing, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is in good standing under the laws of the jurisdiction in which it is formed. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or their ability to satisfy their obligations with respect to the transactions contemplated hereby. The Company has no Subsidiaries, except for (i) LipimetiX Development, Inc., a Delaware corporation (“LipimetiX”), with respect to which, as of the Closing Date, the Company owns approximately 64% of the outstanding common stock, and (ii) Lipimetix Australia Pty Ltd, an Australia corporation, that is a wholly-owned subsidiary of LipimetiX.

(b)               Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Note and each of the other agreements and other instruments to be entered into by any of the parties hereto in connection with any of the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company, the performance of its obligations thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by the Company’s Board of Directors (the “Board”) and (other than (i) the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D promulgated under the 1933 Act, (iii) other filings as may be required by state securities agencies, and (iv) the filing or recording of UCC financing statements) no further filing, consent, or authorization is required by the Company or its Board. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or limits on indemnification under applicable federal securities laws.

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(c)                Issuance of Common Shares. The issuance of the Common Shares is duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights and taxes, Liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of immediately prior to the Closing, there are 109,114,589 shares of Common Stock that are authorized and unissued. Assuming the accuracy of each of the representations and warranties of the Buyer set forth in Section 3, the offer and issuance by the Company of the Common Shares to the Buyer pursuant to and in accordance with the terms of this Agreement are and will be exempt from the registration requirements of the 1933 Act.

(d)               No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the grant and perfection of the security interest in the Collateral) will not (i) result in a violation of any certificate of incorporation, certificate or articles of formation or organization, memorandum of association, certificate of designations, bylaws, articles of association, operating agreements or other constituent or organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to, any agreement, indenture, mortgage, note, bond, license, government registration or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, all except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect.

(e)                Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by any of the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the filing or recording of UCC financing statements. All consents, authorizations, orders, filings and registrations which the Company or each of its Subsidiaries is required to obtain to enter into this Agreement will have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence. Except as disclosed on Schedule 4(e), the Company is not in violation of any of the rules or regulations of FINRA or the OTC Markets Group quotation system and has no knowledge of any facts that would reasonably lead to the Common Stock to be removed from trading on, or be suspended from trading on, the OTCQB marketplace of the OTC Markets Group quotation system (the “OTCQB”) in the foreseeable future. The issuance by the Company of any of the Common Shares shall not have the effect of causing the Common Stock to be removed from trading, or be suspended from trading on, the OTCQB.

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(f)                Acknowledgment Regarding Buyer’s Purchase of Common Shares. The Company acknowledges and agrees that, to the Company’s knowledge, the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not, as of immediately prior to the Closing, (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby, for which a separate engagement was not consummated, is merely incidental to the Buyer’s purchase of the Common Shares. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)               No General Solicitation; Fees. Neither the Company nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by or providing services to the Buyer or its Affiliates (a “Buyer Provider”)) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) in connection with any claim relating to any such payment to a Person that is not a Buyer Provider. The Company represents that neither it nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Common Shares or the making of the Loan.

(h)               No Integrated Offering. None of the Company, its Subsidiaries, any of their respective Affiliates, nor any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security in the prior six (6) months under circumstances that would eliminate the availability of the exemption from registration under the 1933 Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby, whether through integration with prior offerings or otherwise, or cause the offer and sale of the Common Shares contemplated hereby to require approval of shareholders of the Company for purposes of Delaware law or any applicable shareholder approval requirements, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or quoted; provided, however, that the Buyer acknowledges that LipimetiX has made and continues to make ongoing efforts to raise additional capital through the sale of equity of LipimetiX. Following the Closing, none of the Company, its Subsidiaries nor any Person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Common Shares under the 1933 Act or cause the offering of the Common Shares to be integrated with other offerings for purposes of any such applicable shareholder approval provisions; provided, however, that the foregoing shall not apply to any offering or issuance initiated by, participated in or consented to by the Buyer or its Affiliates or the Director Designees. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

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(i)                 Application of Takeover Protections; Rights Agreement; Corporate Opportunity Doctrine. The Company and the Board have taken all possible action in order to render inapplicable (i) all restrictions on the Buyer as an “interested stockholder” under Section 203 of the Delaware General Corporation Law and (ii) all restrictions on the Buyer under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined below) (including Section 11 thereof) or the laws of the jurisdiction of its formation, which are or could become applicable to the Buyer as a result of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, including, without limitation, the Company’s issuance of the Common Shares and the Buyer’s ownership of the Common Shares and the Buyer’s acquisition of Company shares from the BVF Funds as contemplated under Section 7(f) hereof. The Board has taken all permissible necessary action to cause the Company to waive the corporate opportunity doctrine and fiduciary duties related solely to the corporate opportunity doctrine that may be applicable to the Director Designees (as defined below) under applicable law, all to the extent allowed by and effective pursuant to the Delaware General Corporation Law and other applicable law.

(j)                 SEC Documents; Financial Statements. Except as set forth on Schedule 4(j), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. Except as set forth on Schedule 4(j), as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 4(j), as of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth on Schedule 4(j), such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(d) or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(k)               Absence of Certain Changes. Since December 31, 2016, except as disclosed in the SEC Documents filed subsequent to the Form 10-K filed with respect to such date and prior to the date hereof, there has been no Material Adverse Effect with respect to the business, assets, properties, operations, financial condition, results of operations or prospects of the Company and any of its Subsidiaries, taken as a whole. Since December 31, 2016, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business, individually or in the aggregate, in excess of $100,000 or (iii) had capital expenditures outside of the ordinary course of business, individually or in the aggregate, in excess of $150,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(l)                 BVF Indebtedness. As of the Closing Date, all outstanding indebtedness owed by the Company to affiliates of BVF Inc. (the “BVF Noteholders”) under those certain Convertible Promissory Notes, dated December 11, 2015, listed on Annex I (the “BVF Notes”), is $1,000,000 plus accrued interest as of July 14, 2017 of $79,041.09 (the “BVF Indebtedness Amount”).

(m)             Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws (as defined below) or any of their other organizational or governing documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries presently conducts its business in violation of any of the foregoing, except as disclosed on Schedule 4(m) and for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, the Common Stock has been quoted on the OTCQB. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC, FINRA or the OTC Markets Group and (ii) the Company has received no communication, written or oral, from the SEC, FINRA or the OTC Markets Group regarding the suspension or removal of the trading of the Common Stock on the OTCQB. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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(n)               Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, unlawful gift, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)               Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable with respect to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable with respect to the Company as of the date hereof.

(p)               Transactions With Affiliates. Except as disclosed on Schedule 4(p) and as otherwise disclosed in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q)               Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which as of the date hereof, 40,885,411 shares are issued and outstanding and up to 3,611,706 shares may be reserved for issuance pursuant to the Company’s stock option plans, and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof, none are issued or outstanding. All of such outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable and all of such shares reserved for issuance will be, upon issuance, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 4(q), (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (iv) other than the UCC-1 financing statement(s) filed in connection with the BVF Notes, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries, (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement), (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Common Shares, (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company has furnished or made available to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

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(r)                 Indebtedness and Other Contracts. Except as disclosed in Schedule 4(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) except for the material contracts or other agreements disclosed by the Company in its periodic reports filed with the SEC, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which has or is expected to have a Material Adverse Effect. Schedule 4(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(s)                Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by FINRA, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(t)                 Insurance. Except as disclosed on Schedule 4(t), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)               Employee Relations.

(i)                 Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and does not employ any member of a union. There is no pending or threatened labor dispute, strike or work stoppage affecting the Company’s or its Subsidiaries’ business. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company or any of its Subsidiaries. To the knowledge of the Company, no executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

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(ii)               The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)               Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property (including the Collateral) and good and marketable title to all personal property (including the Collateral) owned by them, in each case free and clear of all Liens, encumbrances and defects other than Permitted Liens, except where failure to have such title would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company or its Subsidiaries are held under valid, subsisting and enforceable leases.

(w)             Intellectual Property Rights. The Company or its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, domain names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except where failure to so own or possess would not reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within two (2) years after the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)               Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(y)               Subsidiary Rights. Except with respect to the Company’s obligations to vote for certain designees for election to the LipimetiX Board of Directors pursuant to the Amended and Restated Stockholders Agreement of LipimetiX, the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries, as owned by the Company.

(z)                Investment Company Status. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Company is not a company controlled by an “investment company” or a “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(aa)            Tax Status. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount and due and owing on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes actually due and owing for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb)           Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls customary for the respective businesses of similar type and size as the Company and its Subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months prior to the date hereof, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

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(cc)            Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(dd)          Transfer Taxes. The Company agrees that it shall pay all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale of the Common Shares to be sold to the Buyer.

(ee)            Manipulation of Price. Within the last twenty-four (24) months, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company with the purpose of facilitating the sale of any of the Common Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)             Acknowledgement Regarding Buyer’s Trading Activity. The Company acknowledges and agrees, subject to the final sentence of this clause (ff), that (i) the Buyer has not been asked to agree, nor has the Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Common Shares for any specified term (unless otherwise specified in the Registration Rights Agreement), (ii) the Buyer, and counter-parties in “derivative” transactions to which the Buyer is a party, directly or indirectly, may in the future have a “short” position in the Common Stock, and (iii) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that the Buyer may engage in hedging and/or trading activities at various times during the period that the Common Shares are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, subject to the final sentence of this clause (ff), such aforementioned hedging and/or trading activities after the Closing do not constitute a breach of this Agreement or any of the documents executed in connection herewith. As of the date hereof, neither the Buyer nor its Affiliates maintain a “short” position in the Common Stock with respect to any such hedging and/or trading activity. Notwithstanding anything else herein to the contrary, (x) the foregoing is not a recognition of or acknowledgement with respect to and does not permit the Buyer’s or its Affiliates’ violation of (i) the insider trading rules and regulations of the applicable United States federal and state securities laws, including, without limitation Section 10(b) and Rules 10b5-1 and 10b5-2 of the 1934 Act, or (ii) to the extent applicable, internal Company policies with respect to the purchase or sale of Company securities as in effect on the date hereof or as may be adopted hereafter (“Company Insider Trading Policies”), and (y) Buyer, its Affiliates and the Director Designees shall at all times abide by all laws and the rules, regulations, orders, judgments and decrees of any court, public board, agency, self-regulatory organization or body (including federal and state securities laws and regulations and the rules and regulations of FINRA) and, to the extent applicable, the Company Insider Trading Policies with respect to such Person purchasing or selling “short” of any securities of the Company or engaging in a “derivative transaction” to which such Person has a “short” position with respect to the Company and/or Common Stock. For the avoidance of doubt, the Buyer understands that, except for the acquisition of the Common Shares pursuant hereto and the acquisition of Company shares from the BVF Funds (as contemplated under Section 7(f) hereof) as contemplated hereby and as specifically approved in advance by the Board, the Buyer shall be subject to the provisions of the Company’s Tax Benefit Preservation Plan dated as of April 18, 2017.

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(gg)           U.S. Real Property Holding Corporation. The Company is not, has never been and has no present intention of becoming a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Buyer’s request.

(hh)           Disclosure. To the knowledge of the Company, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated by any of the Transaction Documents other than those specifically set forth in Section 3.

(ii)               Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the 1933 Act.

(jj)               Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock issuable with respect to such option, based on the applicable listing price of the Company’s Common Stock, on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

(kk)           No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently engaged by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, except as set forth in Schedule 4(kk), the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

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(ll)               Composition of Board. The Board has taken all action necessary to increase the size of the Board from three (3) to five (5) directors and to appoint Matthew E. Lipman and Michael M. Toporek (the “Director Designees”) as directors of the Company, effective concurrently with the Closing (but subject to the last sentence of this Section 4(ll)), to fill the vacancies on the Board created thereby. Specifically, (i) Matthew E. Lipman has been appointed a Class 2 director with a term expiring at the 2017 annual meeting of shareholders, and (ii) Michael M. Toporek has been appointed a Class 3 director with a term expiring at the 2018 annual meeting of shareholders. The Board has also taken all action necessary to appoint Matthew E. Lipman to serve on the Audit Committee, and Michael M. Toporek to serve on the Compensation Committee of the Board, effective concurrently with the Closing (but subject to the last sentence of this Section 4(ll)). The Company agrees to nominate and recommend such Director Designees for re-election to the Board of Directors of the Company for the next full Class 2 or Class 3 terms, as applicable, following the expiration of the current terms. Notwithstanding anything in this Section 4(ll) to the contrary, the term of any Director Designee and the appointment of any Director Designee as contemplated by this Agreement and the Company’s and Board’s obligations with regard to the re-election of any Director Designee is subject to the limitations and qualifications set forth in Section 5(n). Notwithstanding anything in this Section 4(ll) to the contrary, the initial appointment of the Director Designees as directors of the Company shall be subject to the consent of the Director Designees’, which in turn shall be subject to the Company obtaining bound directors and officers liability insurance coverage in accordance with Section 8(l).

(mm)       First Priority Security Interest. This Agreement creates a valid first priority security interest in favor of the Buyer in the Collateral which, when properly perfected, will constitute a valid, perfected first priority security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC.

5.                  COVENANTS.

(a)                Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8.

(b)               Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the State of New York (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

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(c)                Compliance with SEC Reporting and OTCQB Market Requirements. Promptly following the Closing, the Company will use best efforts to take such actions as may be required to ensure that the Company is in full compliance with all applicable reporting requirements of the SEC and market requirements of the OTCQB.

(d)               Reporting Status. Until the earlier of (i) the date on which the Holders (as defined in the Registration Rights Agreement) “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) an aggregate of five percent (5%) or less of the shares of the Common Stock then outstanding (the “Reporting Period”), (ii) the termination of the Registration Rights Agreement, (iii) the date when the Holders may sell all of the Common Shares under Rule 144 without volume limitations and/or without the requirement for current public information, and (iv) the date the Buyer or its Affiliates waive this Section 5(d), the Company (A) shall timely file all reports required to be filed with the SEC on Form 8-K, Form 10-K and Form 10-Q, provided, that any filing made pursuant to an extension in compliance with Rule 12b-25 promulgated under the 1934 Act shall not be considered untimely, (B) shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and (C) shall take all actions necessary to maintain its eligibility to register the Common Shares for resale by the Holders on Form S-1.

(e)                Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares and the Loan (collectively, the “Transaction Proceeds”) solely for (i) general corporate purposes, (ii) to satisfy all fees and expenses related to this Agreement, the other Transaction Documents and the consummation of the transactions contemplated thereunder, including reimbursement to the Buyer or its designee(s) for its reasonable out-of-pocket costs and expenses solely as set forth in Section 5(h), (iii) to satisfy in full the BVF Indebtedness Amount outstanding under the BVF Notes solely as set forth in Section 5(i), and (iv) the LipimetiX Investment as defined and described in Section 5(o)(i).

(f)                Financial Information. The Company agrees to send to each Director Designee during the Reporting Period copies of any notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders. For purposes of this Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the State of New York generally are closed for regular banking business.

(g)               Listing. The Company shall promptly secure the listing or quotation of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) or quoted and shall maintain such listing or quotation of all Registrable Securities from time to time issuable under the terms of the Transaction Documents (unless otherwise waived by the Buyer or its Affiliates). During the Reporting Period (unless otherwise waived by the Buyer or its Affiliates), the Company shall maintain the authorization for quotation or the listing of the Common Stock, as applicable, on the OTC Markets Group quotation system (specifically, the OTCQB or OTCQX marketplace) or any national securities exchange. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the Common Stock ceasing to be quoted on, or being suspended from, the OTCQB other than to uplist the Common Stock to the OTCQX or a national securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

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(h)               Fees. The Company shall reimburse the Buyer or its designee(s) for up to $225,000 of reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be withheld by the Buyer from the Transaction Proceeds at the Closing to the extent not previously reimbursed by the Company; provided, that the Buyer shall provide reasonable documentation for such incurred costs and fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for a Buyer Provider) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) in connection with any claim relating to any such payment contemplated by the foregoing sentence. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Common Shares to the Buyer and the Loan.

(i)                 BVF Notes. Concurrently with the Closing, the BVF Indebtedness Amount shall be withheld by the Buyer from the Transaction Proceeds and remitted to the BVF Noteholders in order to satisfy in full all outstanding indebtedness under the BVF Notes.

(j)                 Pledge of Common Shares. The Company acknowledges and agrees that the Common Shares may be pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Common Shares. Such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Holder effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 3(f) hereof; provided that a Holder and its pledgee shall be required to comply with the provisions of Section 3(f) hereof in order to effect a sale, transfer or assignment of Common Shares to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Shares may reasonably request in connection with a pledge of the Common Shares to such pledgee by a Holder.

(k)               Disclosure of Transactions and Other Material Information. The Company shall issue a press release and file a Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement and the Note as exhibits to such filing (the “8-K Filing”)) within the applicable time periods required by, and in accordance with, the reporting requirements of the SEC. Neither the Company nor the Buyer shall issue any press releases or make any other public statements with respect to the transactions contemplated hereby without the prior written consent of the other applicable party which shall not be unreasonably withheld or delayed; provided, however, that each of the Buyer and the Company shall be entitled, without the prior approval of the other applicable party, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations.

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(l)                 Additional Issuances of Securities.

(i)                 The Company shall not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, except in each case pursuant to a Demand Registration, during the ninety (90) day period beginning on the effective date of any registration statement in connection with a Demand Registration, except for registration statements covering (y) sales or distributions of the Company’s equity securities or any securities convertible into or exchangeable or exercisable for its equity securities pursuant to registrations on Form S-4 or Form S-8 or any successor form, or (z) the issuance of shares of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

(ii)               From the date hereof until nine (9) months after the Closing Date, the Company will not, unless approved by the Buyer, its Affiliates or the Director Designees, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (as defined below), except for any rights, warrants, options or Common Stock issued to employees, consultants, officers or directors of the Company, in connection with their services to the Company, as approved by the Board (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing. For the avoidance of doubt, the foregoing shall not apply to debt that is not convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents. For purposes of this Agreement, (x) “Common Stock Equivalents” means, collectively, Options and Convertible Securities; (y) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities; provided, that the defined term “Options” shall not include any rights, warrants or options issued to employees, consultants, officers or directors of the Company, in connection with their services to the Company, as approved by the Board; and (z) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(iii)             From and after the Closing Date, as long as the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) shares of Common Stock representing at least 5% of the outstanding Common Stock, the Company will not, directly or indirectly, effect any Subsequent Placement, other than a sale or issuance of Common Stock or other securities pursuant to an effective registration statement filed with the SEC, unless the Company shall have first complied with this Section 5(l)(iii).

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(1)               The Company shall deliver to the Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, other than the sale or issuance of Common Stock or other securities pursuant to an effective registration statement filed with the SEC, which Offer Notice shall (w) reasonably identify and describe the Offered Securities, (x) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Buyer up to the proportion of the Offered Securities equal to the Buyer’s (including its Affiliates’) pro rata interest in equity securities of the Company on a fully-diluted basis.

(2)               To accept an Offer, in whole or in part, the Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the number or amount of the Offered Securities that the Buyer elects to purchase (the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Buyer’s receipt of such new Offer Notice.

(3)               The Company shall have sixty (60) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyer (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, all as applicable and which shall be filed with the SEC on a Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)               In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(l)(iii)(3)), then the Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Buyer elected to purchase pursuant to Section 5(l)(iii)(2) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Buyer pursuant to Section 4(l)(iii)(2) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyer in accordance with Section 5(l)(iii)(1).

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(5)               Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyer shall acquire from the Company, and the Company shall issue to the Buyer, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 5(l)(iii)(4) if the Buyer has so elected, upon the terms and conditions specified in the Offer.

(6)               After completion of the procedures and steps contemplated by this Section 5(l)(iii), any Offered Securities not acquired by the Buyer or other persons in accordance with Section 5(l)(iii) may not be issued, sold or exchanged until they are again offered to the Buyer under the procedures specified in this Agreement.

(7)               Notwithstanding anything to the contrary in this Section 5(l) and unless otherwise agreed to by the Buyer, the Company shall either confirm in writing to the Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyer will not be in possession of material non-public information and the Board’s fiduciary duties shall be fulfilled, by the ninetieth (90th) day following delivery of the Offer Notice. If by the ninetieth (90th) day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Buyer with another Offer Notice and the Buyer will again have the right of participation set forth in this Section 5(l)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyer in any sixty (60) day period.

(m)             Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Common Shares, if a registration statement is not available for the resale of all of the Common Shares, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement for the Company to be in compliance with Rule 144(c), if the Company shall (i) fail for any reason to satisfy the current public information requirements of Rule 144(c) or (ii) have ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer, and shall fail to satisfy any condition set forth in Rule 144(i)(2), then the Company shall be deemed in breach of this Section 5(m).

(n)               Board Matters.

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(i)                 As long as the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) shares of Common Stock, if any Director Designee ceases to be a member of the Board for any reason, then the Buyer will be entitled to recommend, subject to the limitations set forth in Section 5(n)(iv), for consideration by the Board, another individual (a “Successor Designee”) to serve as a director in place of such Director Designee. Any Successor Designee must (A) satisfy the Board membership criteria then established and maintained by the Board and the Company consistent with past practice and (B) be reasonably acceptable to the Board in its good faith business judgment after exercising its fiduciary duties. Subject to the limitations set forth in Section 5(n)(iv), the Board will appoint the Successor Designee as a director promptly after he has been recommended by the Buyer and approved by the Board in accordance herewith and such Successor Designee will be appointed to the same class of directors on which the Director Designee that he is replacing then serves. In the event the Board declines to accept a candidate recommended by the Buyer due to a failure to meet the standards established by this Section 5(n)(i), the Buyer may propose a replacement, subject to the above criteria. Upon becoming a member of the Board, the Successor Designee will be deemed a “Director Designee” for all purposes under this Agreement and will succeed to all of the rights and privileges of, and will be bound by the terms and conditions applicable to, a Director Designee under this Agreement.

(ii)               As long as the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) shares of Common Stock, the Company will, subject to the limitations set forth in Section 5(n)(iv), include each Director Designee on the slate of nominees nominated for election by the Board in the Company’s proxy statement and on its proxy card relating to each annual meeting of shareholders and each special meeting of shareholders at which the class of directors on which such Director Designee then serves is up for election. In connection with such meetings (and any adjournments or postponements thereof), the Company will publicly recommend that the Company’s shareholders vote in favor of the election of each Director Designee, provided that the Board may do so in its good faith business judgment after exercising its fiduciary duties, solicit proxies for the election of each Director Designee (in the same manner as it does for all other director nominees at such meeting devoting the same resources to such solicitation consistent with prior practice), and cause all Common Stock represented by proxies granted to it (or any of its officers or representatives) to be voted in favor of each Director Designee.

(iii)             As long as the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) shares of Common Stock and subject to the limitations set forth in Section 5(n)(iv), (A) the Board will appoint at least one (1) Director Designee to serve on each committee of the Board created after the date hereof and (B) the Company will not cause any Director Designee to be removed or disqualified from any committee of the Board to which such individual was appointed pursuant to the terms of this Agreement unless he is legally prohibited to serve on such committee or as otherwise restricted by applicable listing requirements, in each case subject to the fiduciary obligations of the Board or no longer serves as a director of the Company as a consequence of a reduction in Director Designees/Successor Designees pursuant to Section 5(n)(iv).

(iv)             Notwithstanding anything else herein to the contrary, the Buyer’s and its Affiliates’ right to recommend a Successor Designee to the Board of the Company, and the Company’s obligations pursuant to Section 5(n)(i), (ii) and (iii) (including any obligation to appoint such Successor Designee to the Board, take action to recommend such Successor Designee or any Director Designee for election and inclusion on a slate of nominees and appoint a Director Designee to Board committees), shall be based on the amount of shares of Common Stock of the Company beneficially owned by the Buyer and its Affiliates at any applicable time. Pursuant to the foregoing, the following shall apply:

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(1)               In the event the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) 20% or more of the shares of Common Stock then outstanding, the Buyer shall be entitled to exercise its rights pursuant to Section 5(n)(i) and the Company shall be bound by the agreements and covenants set forth in Section 5(n)(i), (ii) and (iii) such that the Company Board contains a total of two (2) Director Designees and/or Successor Designees;

(2)               In the event the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) less than 20%, but 5% or more of the shares of Common Stock then outstanding, the Buyer shall be entitled to exercise its rights pursuant to Section 5(n)(i) and the Company shall be bound by the agreements and covenants set forth in Section 5(n)(i), (ii) and (iii) such that the Company Board contains a total of one (1) Director Designee and/or Successor Designee; and

(3)               In the event the Buyer, together with its Affiliates, “beneficially own” (as set forth in Rule 13d-3 and Rule 13d-5(b)(l) of the 1934 Act) less than 5% of the shares of Common Stock then outstanding, the Buyer shall not be entitled to exercise any of its rights pursuant to Section 5(n)(i) and the Company shall not be bound by the agreements and covenants set forth in Section 5(n)(i), (ii) and (iii).

(v)               As long as at least one (1) Director Designee is a member of the Board, the size of the Board shall be fixed at five (5) directors.

(vi)             Each Director Designee will be (A) compensated for his service as a director and will be reimbursed for his expenses on the same basis as all other non-employee directors of the Company, (B) granted equity-based compensation and other benefits on the same basis as all other non-employee directors of the Company, and (iii) entitled to the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

(o)               LipimetiX Matters.

(i)                 LipimetiX Investment. Following the Closing, the Company shall be entitled to invest up to $1,000,000 of the Transaction Proceeds through the purchase of shares of Series B-2 Preferred Stock of LipimetiX at a pre-money valuation of $12,750,000 (or $10.70 per share), which is the same per share purchase price paid by purchasers of shares of Series B-1 Preferred Stock in 2016 (the “LipimetiX Investment”).

(ii)               LipimetiX Loan Restructuring. Following the Closing, the Board shall determine whether or not to convert the existing outstanding loan made by the Company to LipimetiX in the outstanding principal amount of approximately $1,600,000, which loan became due and payable in full on December 31, 2016, into shares of capital stock of LipimetiX based on a valuation no less favorable than that referenced in Section 5(o)(i) above.

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(iii)             LipimetiX Board Structure. The Company shall use its best efforts to cause the Board of Directors of LipimetiX immediately following the Closing to consist of seven (7) members, who shall be designated as follows:

(1)               three (3) individuals designated in writing by the holders of a majority of the shares of common stock of LipimetiX held by the LX Stockholders (as defined in the Amended and Restated Stockholders Agreement of LipimetiX, dated as of August 25, 2016), who shall be Dennis I. Goldberg, Ph.D., Eric Morrel, Ph.D., and a person to be designated by the LX Stockholders;

(2)               three (3) individuals designated in writing by the Company, who shall initially be J.M. Holliman, III, Randolph C. Steer, M.D., Ph.D., and Michael M. Toporek; and

(3)               one (1) individual designated in writing by the holders of a majority of the outstanding shares of Series B-1 Preferred Stock of LipimetiX, who shall initially be Randall R. Lunn.

(iv)             Capstone Accounting Services Agreement for LipimetiX. The Company will use its best efforts to maintain the monthly payments to the Company under the current Accounting Services Agreement, dated June 1, 2016, between the Company and LipimetiX, based on the available funds of LipimetiX and any increases in financial and operational activity of LipimetiX and to amend such agreement to provide for accrual for non-payment of monthly fees that come due thereafter.

(p)               Loan Covenants. The Company agrees that until all Obligations have been paid in full, the Company will not take any of the following actions without the consent of the Buyer:

(i)                 The Company will not create, incur, assume or have outstanding any indebtedness for borrowed money in excess of $50,000 incurred in the ordinary course of business.

(ii)               The Company will not create, assume or suffer to exist any Liens upon any of its properties or assets, other than Permitted Liens. “Permitted Liens” shall mean statutory Liens for taxes, assessments and governmental charges or levies imposed upon the Company not yet due and payable or that are being contested in good faith by appropriate proceedings, liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security, or obligations in the ordinary course of business to pay rent or lease payments, liens securing purchase money security indebtedness or capital leases, existing Liens (as set forth on Schedule 5(p)(ii)), or easements or similar encumbrances.

(iii)             The Company will not set aside or make any dividends, distributions or other payments to any of the stockholders of the Company.

(q)               Closing Documents. Promptly following the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Buyer and Olshan Frome Wolosky LLP a complete closing set of the executed Transaction Documents and the closing deliverables pursuant to Sections 7 and 8.

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6.                  TRANSFER AGENT INSTRUCTIONS.

(a)                Transfer Agent Instructions. If the Buyer effects a sale, assignment or transfer of any Common Shares in accordance with Section 3(f), the Company shall, upon receipt of a representation letter in form reasonably acceptable to the Company and such other documentation of such sale as the Company shall reasonably require, permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144 to a Person other than an Affiliate of the Company and the Common Shares are to be certificated, the transfer agent shall issue such Common Shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(a), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any such breach or threatened breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.                  CONDITIONS TO THE COMPANY’S OBLIGATION TO CONSUMMATE THE CLOSING.

The obligation of the Company hereunder to effect the transactions to be consummated at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (to the extent legally permissible) by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)                The Buyer shall have duly executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)               The Buyer shall have delivered to the Company the Transaction Proceeds (less the amounts withheld pursuant to Section 5(h) and Section 5(i)) at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided to the Buyer pursuant to Section 1(a)(iv) and Section 2(a).

(c)                The Buyer shall have delivered to the Company a certificate evidencing the formation and good standing of the Buyer in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within seven (7) days of the Closing Date.

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(d)               The Buyer shall have delivered to the Company a certificate, in a form reasonably acceptable to the Company, executed by an officer or the managing member of the Buyer and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(h) as adopted by the managing member of the Buyer, and (ii) the certificate of formation of the Buyer, each as in effect at the Closing.

(e)                The Buyer shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for its purchase of the Common Shares and making of the Loan.

(f)                The Buyer shall have entered into that certain letter agreement with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10, L.L.C., BVF MSI SPV, L.L.C. and BVF Investments, L.L.C. (the “BVF Funds”), dated the Closing Date, pursuant to which the Buyer agreed to purchase 5,041,197 shares of Common Stock held by the BVF Funds.

(g)               The Buyer shall have remitted to the BVF Noteholders the BVF Indebtedness Amount which was withheld from the Transaction Proceeds in accordance with Section 5(i).

(h)               The representations and warranties of the Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

8.                  CONDITIONS TO THE BUYER’S OBLIGATION TO CONSUMMATE THE CLOSING.

The obligation of the Buyer hereunder to effect the transactions to be consummated at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived (to the extent legally permissible) by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)                The Company shall have issued and the Buyer shall have received the Common Shares, and the Company shall have duly executed each of the Transaction Documents to which it is a party and delivered the same to the Buyer.

(b)               The Buyer shall have received the opinion of Quarles & Brady LLP, the Company’s outside counsel, dated as of the Closing Date, addressed to the Buyer, in form and substance reasonably acceptable to the Buyer as to certain legal matters with respect to this Agreement.

(c)                The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within seven (7) days of the Closing Date.

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(d)               The Company shall have delivered to the Buyer a certificate, as of a date within seven (7) days of the Closing Date, evidencing the Company’s and/or its Subsidiaries’ qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each of the following jurisdictions in which the Company and/or its Subsidiaries, as applicable, maintains a substantial business nexus: Arizona.

(e)                The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware within seven (7) days of the Closing Date.

(f)                The Company shall have delivered to the Buyer a certificate, in a form reasonably acceptable to the Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 4(b), Section 4(i) and Section 8(k) as adopted by the Board, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(g)               The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(h)               The Company shall have delivered to the Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock issued and outstanding as of the Closing Date.

(i)                 The Common Stock (i) shall be quoted on the OTCQB and (ii) shall not have been suspended, as of the Closing Date, by the SEC, FINRA or the OTC Markets Group from trading on the OTCQB nor shall suspension by the SEC, FINRA or the OTC Markets Group have been known by the Company to be threatened, as of the Closing Date, in writing by the SEC, FINRA or the OTC Markets Group.

(j)                 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares and obtaining the Loan.

(k)               The Board shall have acted by written consent or otherwise approved at a Board meeting the appointment of the Director Designees as directors of the Company and to each committee of the Board, effective concurrently with the Closing, in accordance with Section 4(ll).

(l)                 The Company shall have arranged to obtain, in such form as is acceptable to the Buyer, directors and officers liability insurance with limits of at least $3 million per claim in the aggregate and excess directors and officers Side-A Difference-in-Conditions liability insurance with limits of at least $1 million per claim and $1 million in the aggregate with binding dates of no later than one (1) Business Day after the Closing. Such insurance policies shall name each executive officer and director of the Company (including the Director Designees) as an Insured.

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(m)             The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement or any of the other Transaction Documents as the Buyer or its counsel may reasonably request.

9.                  MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware located in New Castle County, or, if jurisdiction in such court is not available, any state court located in New Castle County in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)               Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, electronic or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, electronic or .pdf signature.

(c)                Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of Common Shares and the Company. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is electronically generated); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Capstone Therapeutics Corp.
1275 West Washington Street, Suite 104
Tempe, Arizona 85281
Telephone:  (602) 286-5514
Attention:  Leslie M. Taeger
E-mail:  ltaeger@capstonethx.com

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With a copy to:

Quarles & Brady LLP
2 North Central Avenue
Phoenix, Arizona 85004
Telephone:  (602) 230-5517
Attention:  Steven P. Emerick, Esq.
E-mail:  Steve.Emerick@quarles.com

If to the Buyer:

BP Peptides, LLC
122 East 42nd Street, Suite 4305
New York, New York 10168
Telephone:  212-302-0699
Attention:  Matthew Lipman
E-mail:  lipmanm@brookstonepartners.com

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone:  212-451-2307
Attention:  Jeffrey Spindler, Esq.
E-mail:  jspindler@olshanlaw.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(h)               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Buyer Indemnitee and Company Indemnitee (as defined below) shall have the right to enforce the obligations of the Company with respect to Section 9(k).

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(i)                 Survival. The representations and warranties of the Buyer and the Company contained in Sections 3 and 4, respectively, and the agreements and covenants set forth in Sections 5, 6 and 9 shall survive the Closing.

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)               Indemnification.

(i)                 In consideration of the Buyer’s execution and delivery of the Transaction Documents and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its partners, managers, members, officers, directors and employees and any of the foregoing Persons’ agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (C) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, resulting from or related to (I) the execution, delivery, performance or enforcement of any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby in violation of the same, or (II) any disclosure made by the Company in violation of Section 5(k); provided, that, indemnity for a Buyer Indemnitee pursuant to Section 9(k)(i)(C)(I) shall not be available to such Buyer Indemnitee to the extent the Buyer Indemnified Liability is the product of Buyer’s breach of the Transaction Documents. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 7(c) of the Registration Rights Agreement.

(ii)               In consideration of the Company’s execution and delivery of the Transaction Documents and in addition to all of the Buyer’s other obligations under the Transaction Documents, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors and employees and any of the foregoing Persons’ agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Buyer in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any breach of any covenant, agreement or obligation of the Buyer contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (C) any cause of action, suit or claim brought or made against such Company Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, resulting from or related to (I) the execution, delivery, performance or enforcement of any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby in violation of the same or (II) any disclosure made by the Buyer in violation of Section 5(k); provided, that, indemnity for a Company Indemnitee pursuant to Section 9(k)(ii)(C)(I) shall not be available to such Company Indemnitee to the extent the Company Indemnified Liability is the product of the Company’s breach of the Transaction Documents. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 7(c) of the Registration Rights Agreement.

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(l)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)             Remedies. Each party shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such Persons have been granted at any time under any other agreement or contract and all of the rights which such Persons have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party recognizes that in the event that it fails to perform, observe, or discharge, or threatens to breach, any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other applicable party. Each party therefore agrees that the other party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)               Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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(o)               Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase, Loan and Security Agreement to be duly executed as of the date first written above.

COMPANY:

Capstone Therapeutics Corp.

By:	/s/ Leslie M. Taeger
	Name:	Leslie M. Taeger
	Title:	Chief Financial Officer

BUYER:

BP PEPTIDES, LLC

By:	/s/ Matthew E. Lipman
	Name:	Matthew E. Lipman
	Title:	Manager and President

[Signature Page to Securities Purchase, Loan and Security Agreement]

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Annex I

BVF Notes

Convertible Promissory Note	Original Loan Amount	Interest Payable as of Closing	Total Due as of Closing
Convertible Promissory Note, dated December 11, 2015, payable to Biotechnology Value Fund, L.P.	$449,000.00	$35,489.45	$484,489.45
Convertible Promissory Note, dated December 11, 2015, payable to Biotechnology Value Fund II, L.P.	$252,000.00	$19,918.36	$271,918.36
Convertible Promissory Note, dated December 11, 2015, payable to Biotechnology Value Trading Fund OS, L.P.	$141,000.00	$11,144.79	$152,144.79
Convertible Promissory Note, dated December 11, 2015, payable to Investment 10, LLC	$47,000.00	$3,714.93	$50,714.93
Convertible Promissory Note, dated December 11, 2015, payable to MSI BVF SPV, LLC	$111,000.00	$8,773.56	$119,773.56
Total	$1,000,000.00	$79,041.09	$1,079,041.09

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Exhibit A

Registration Rights Agreement

Exhibit B

Promissory Note